                                                                    Exhibit 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ___________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

         Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                           ________________________

                                CITIBANK, N.A.
              (Exact name of trustee as specified in its charter)

                                                   13-5266470
                                                  (I.R.S. employer
                                                  identification no.)

399 Park Avenue, New York, New York                10043
(Address of principal executive office)           (Zip Code)
                            _______________________

                                 Sempra Energy

              (Exact name of obligor as specified in its charter)

     California                                         33-0732627
(State or other jurisdiction of                      (I.R.S. employer
incorporation or organization)                       identification no.)


     101 Ash Street
  San Diego, California                                 92101
(Address of principal executive offices)              (Zip Code)

                           _________________________

                                Debt Securities
                      (Title of the indenture securities)

Item 1. General Information.

          Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Name                                   Address
          ----                                   -------
          Comptroller of the Currency            Washington, D.C.
          Federal Reserve Bank of New York       New York, NY
          33 Liberty Street
          New York, NY
          Federal Deposit Insurance Corporation  Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.

Item 2. Affiliations with Obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of December 31, 1998 - attached)

          Exhibit 8 -  Not applicable.

          Exhibit 9 -  Not applicable.

                              __________________


                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 23rd day of April, 1999.



                                       CITIBANK, N.A.

                                       By  /s/ Cindy Tsang
                                           ---------------
                                           Assistant Vice President

                               Charter No. 1461
                          Comptroller of the Currency
                             Northeastern District
                              REPORT OF CONDITION
                                 CONSOLIDATING
                             DOMESTIC AND FOREIGN
                                SUBSIDIARIES OF
                                Citibank, N.A.

          of New York in the State of New York, at the close of business on December 31, 1998, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.



                                    ASSETS

                                                           Thousands
                                                           of dollars
                  Cash and balances due from de-
                   pository institutions:
                   Noninterest-bearing balances
                   and currency and coin...............   $  8,052,000
                   Interest-bearing balances...........     15,782,000
                  Held-to-maturity securities..........              0
                  Available-for-sale securities........     37,330,000
                  Federal funds sold and
                   securities purchased under
                   agreements to resell................      8,039,000
                  Loans and lease financing
                   receivables:
                   Loans and Leases, net of un-
                   earned income.......................   $182,508,000
                   LESS: Allowance for loan
                    and lease losses...................      4,709,000
                                                          ------------
                  Loans and leases, net of un-
                   earned income, allowance,
                   and reserve.........................   $177,799,000
                  Trading assets.......................     31,683,000
                  Premises and fixed assets (includ-
                   ing capitalized leases).............      4,022,000
                  Other real estate owned..............        458,000
                  Investments in unconsolidated
                   subsidiaries and associated com-
                   panies..............................      1,154,000
                  Customers liability to this bank
                   on acceptances outstanding..........      1,281,000
                  Intangible assets....................      3,504,000
                  Other assets.........................     11,791,000
                                                          ------------
                  TOTAL ASSETS.........................   $300,895,000
                                                          ============
                                  LIABILITIES
                  Deposits:
                   In domestic offices.................   $ 39,355,000
                    Noninterest-
                    bearing............................   $ 13,199,000
                    Interest-
                    bearing............................     26,156,000
                                                          ------------
                  In foreign offices, Edge and
                  Agreement subsidiaries, and
                  IBFs.................................    163,573,000
                    Noninterest-
                    bearing............................     10,803,000
                    Interest-
                    bearing............................    152,770,000
                                                          ------------
                  Federal funds purchased and
                   securities sold under agree-
                   ments to repurchase.................      9,752,000
                  Trading liabilities..................     30,753,000
                   Other borrowed money (includes
                   mortgage indebtedness and
                   obligations under capitalized
                   leases):
                   With a remaining maturity of one
                   year or less........................     13,308,000
                   With a remaining maturity of more
                   than one year through three years...      1,528,000
                   With a remaining maturity of more
                   than three years....................      2,110,000
                  Bank's liability on acceptances ex-
                   ecuted and outstanding..............      1,382,000
                  Subordinated notes and
                   debentures..........................      6,600,000
                  Other liabilities....................     12,802,000
                                                          ------------
                  TOTAL LIABILITIES....................   $281,163,000
                                                          ============
                                 EQUITY CAPITAL
                  Perpetual preferred stock
                   and related surplus.................              0
                  Common stock.........................   $    751,000
                  Surplus..............................      9,397,000
                  Undivided profits and capital re-
                   serves..............................     10,356,000
                  Net unrealized holding gains (losses)
                   on available-for-sale securities....       (113,000)
                  Cumulative foreign currency
                   translation adjustments.............       (659,000)
                                                            ----------
                  TOTAL EQUITY CAPITAL.................   $ 19,732,000
                                                            ==========
                  TOTAL LIABILITIES, LIMITED-
                  LIFE PREFERRED STOCK, AND
                  EQUITY CAPITAL.......................   $300,895,000
                                                          ============

                  I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                             ROGER W. TRUPIN
                                                                  CONTROLLER

                  We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                             PAUL J. COLLINS
                                                                JOHN S. REED
                                                           WILLIAM R. RHODES
                                                                   DIRECTORS